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                                                                    EXHIBIT 5(a)


                    [Letterhead of Balch & Bingham, LLP]


 Compass Bancshares, Inc.
 15 South 20th Street
 Birmingham, Alabama 35233


        Re: Registration Statement on Form S-3

 Gentlemen:

          We have acted as counsel to Compass Bancshares, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-3, including a prospectus and prospectus supplement (the "Registration Statement"), which has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of (1) Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") to be issued by the Company from time to time, (2) Preferred Securities to be issued by Compass Trust I and Compass Trust II from time to time, and (3) the Company's Guarantee (as defined in the Registration Statement) with respect to such Preferred Securities. The Junior Subordinated Debentures will be issued pursuant to a junior subordinated indenture, as supplemented from time to time, between the Company and the trustee named therein (the "Indenture") and each guarantee will be made pursuant to an agreement between the Company and the trustee named therein (the "Guarantee Agreement"), in each case in the respective forms filed as exhibits to the Registration Statement.

          We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, upon the adoption of appropriate resolutions by the Board of Directors of the Company, when the Indenture and the Guarantee Agreements have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Junior Subordinated Debentures have been executed, authenticated and delivered in accordance with the terms of the Indenture, the Junior Subordinated Debentures and the Guarantees will be valid, binding and legal obligations of the Company (subject to applicable bankruptcy, moratorium and similar laws from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity).
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          We hereby consent to the filing of this opinion as an exhibit to the aforementioned registration statement and to the statements with respect to our firm under the captions "Legal Matters" and "Experts" in the prospectus.


                                        Very truly yours,


                                        Balch & Bingham, LLP